Exhibit 3.3

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
U.S. WELL SERVICES, LLC
a Delaware limited liability company
February 21, 2012

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. SUCH LIMITED LIABILITY COMPANY INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED LIABILITY COMPANY INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
CERTAIN OF THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT MAY BE SUBJECT TO ONE OR MORE AWARD AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE ISSUER AND ONE OR MORE OF THE MEMBERS.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
U.S. WELL SERVICES, LLC
a Delaware limited liability company
TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND CONSTRUCTION    1

1.1	Definitions 1

1.2	Construction 1
ARTICLE 2 ORGANIZATION    2

2.1	Formation 2

2.2	Name 2

2.3	Registered Office; Registered Agent; Principal Office; Other Offices 2

2.4	Purposes 2

2.5	Foreign Qualification 2

2.6	Term 2

2.7	No State Law Partnership 2

2.8	Title to Company Assets 2
ARTICLE 3 MEMBERS; UNITS    3

3.1	Members 3

3.2	Units 3

3.3	No Other Persons Deemed Members 4

3.4	No Resignation or Expulsion 4

3.5	Members’ Schedules 4

3.6	Admission of Additional Members and Substituted Members and Creation of Additional Units 5

3.7	No Liability of Members 6

3.8	Spouses of Members.. 7
ARTICLE 4 REPRESENTATIONS AND WARRANTIES    7

4.1	Representations and Warranties of Members 7
ARTICLE 5 CAPITAL CONTRIBUTIONS    9

5.1	Initial Contributions 9

5.2	Return of Contributions 9

5.3	Capital Account 9

5.4	Anti-Dilution Protection.. 10
ARTICLE 6 DISTRIBUTIONS; redemption AND ALLOCATIONS    10

6.1	Distributions 10

6.2	Allocations of Profits and Losses and other Items 13

6.3	Income Tax Allocations 15

6.4	Other Allocation Rules 16

6.5	Return of Excess Tax Distributions on Forfeited Units.. 16

6.6	Tax Withholding. . 16
ARTICLE 7 DISPOSITIONS OF MEMBERSHIP INTERESTS; QUALIFIED IPO    17

7.1	General Restrictions on Dispositions 17

7.2	Restrictions on Dispositions of Units 18

7.3	Drag-Along Rights 18

7.4	Qualified IPO 21

7.5	Preemptive Rights 23

7.6	Registration Rights; Cooperation 24

7.7	Specific Performance 24

7.8	Merger, Reorganization, Etc. 24
ARTICLE 8 MANAGEMENT    25

8.1	Management Under Direction of the Board 25

8.2	Board of Managers 25

8.3	Meetings of Board 26

8.4	Officers 28

8.5	Board and Member Approval Requirements 28

8.6	Acknowledgement Regarding Outside Businesses and Opportunities 29

8.7	Amendment, Modification or Repeal 31
ARTICLE 9 DUTIES; LIMITATION OF LIABILITY AND INDEMNIFICATION    31

9.1	Duties of Members; Limitation of Member Liability; Sponsor Indemnification 31

9.2	Fiduciary Duties; Limitation of Liability; Indemnification 33

9.3	Advance of Expenses 34

9.4	Procedure for Indemnification 34

9.5	Multiple Rights to Indemnification 34

9.6	Company Obligations; Indemnification Rights 35
ARTICLE 10 ACCOUNTS; BOOKS AND RECORDS    35

10.1	Accounts 35

10.2	Fiscal Year 35

10.3	Financial and Tax Reporting 36

10.4	Maintenance of Books 36

10.5	Reliance on Records and Books of Account 36

10.6	Tax Returns 36

10.7	Tax Partnership 36

10.8	Tax Elections 36

10.9	Tax Matters Member 37
ARTICLE 11 DISSOLUTION, WINDING-UP AND TERMINATION    38

11.1	Dissolution 38

11.2	Winding-Up and Termination 38

11.3	Deficit Capital Accounts 39

11.4	Certificate of Cancellation 39
ARTICLE 12 GENERAL PROVISIONS    40

12.1	Offset 40

12.2	Notices 40

12.3	Entire Agreement; Supersedure 40

12.4	Effect of Waiver or Consent 41

12.5	Amendment or Restatement; Power of Attorney 41

12.6	Binding Effect 42

12.7	Expenses 42

12.8	Governing Law; Severability; Limitation of Liability 42

12.9	Confidential Information 43

12.10	Further Assurances 44

12.11	Counterparts 44

EXHIBITS:
A    Defined Terms
B    Addendum Agreement
C    Spousal Consent
D    Registration Rights

SCHEDULES:
I    Series A Unitholders
II    Series B Unitholders
III    Series C Unitholders
IV    Series D Unitholders

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
U.S. WELL SERVICES, LLC
a Delaware limited liability company
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of U.S. WELL SERVICES, LLC, a Delaware limited liability company (the “Company”), is executed and agreed to as of February 21, 2012 (the “Effective Date”) by the Company and the parties executing this Agreement in their capacity as Members of the Company. In consideration of the mutual covenants hereinafter set forth, the Members agree that the terms of this Agreement shall be as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
1.1    Definitions. Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.
1.2    Construction. In this Agreement, unless a clear contrary intention appears: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation”; (c) the word “or” is inclusive; (d) references to Articles and Sections refer to Articles and Sections of this Agreement; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules, and not to any particular subdivision unless expressly so limited; (f) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (g) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if set forth in full in this Agreement; (h) all references to money refer to the lawful currency of the United States; (i) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively; (j) references to the “IRS” or the “Internal Revenue Service” refer to the United States Internal Revenue Service; and (k) references to “Revenue Procedures,” or “Revenue Rulings” refer to United States Revenue Procedures or United States Revenue Rulings, respectively. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
ARTICLE 2
ORGANIZATION
2.1    Formation. The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate.
2.2    Name. The name of the Company is “U.S. Well Services, LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.
2.3    Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in Delaware shall be the office of the initial registered agent named in the Certificate or such other office as the Board may designate in the manner provided by Law. The registered agent of the Company in Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company shall be at such place as the Board may designate. The Company may have such other offices as the Board may designate.
2.4    Purposes. The purposes of the Company are to engage, directly or indirectly through Subsidiaries, in any lawful business, purpose or activity for which limited liability companies may be formed under the Act as the Board deems necessary or advisable, all upon the terms and conditions set forth in this Agreement.
2.5    Foreign Qualification. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in foreign jurisdictions if such jurisdictions require qualification. At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business, provided that, no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.
2.6    Term. The Company commenced upon the effectiveness of the Certificate and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article 11.
2.7    No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.
2.8    Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager or Officer shall have any ownership interest in such Company assets. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.
ARTICLE 3
MEMBERS; UNITS
3.1    Members. The Persons listed on Schedules I, II, III and IV are the sole Members of the Company as of the Effective Date. Each such Member shall be admitted to the Company as a Member upon such Person’s execution and delivery to the Company of this Agreement.
3.2    Units.
(a)    Unit Designations. The Membership Interests in the Company shall be designated as “Units” and initially divided into four series of Units referred to as “Series A Units”, “Series B Units”, “Series C Units” and “Series D Units.”
(b)    Issuance of Initial Series A Units. On the Effective Date, each Member listed on Schedule I will contribute to the Company cash equal to the amount set forth under column (1) opposite such Member’s name on Schedule I, and, in exchange for such contribution, the Company will issue to such Member the number of Series A Units set forth under column (2) opposite such Member’s name on Schedule I.
(c)    Issuance of Initial Series B Units. On the Effective Date, each Member listed on Schedule II will contribute to the Company cash equal to the amount set forth under column (1) opposite such Member’s name on Schedule II, and, in exchange for such contribution, the Company will issue to such Member the number of Series B Units set forth under column (2) opposite such Member’s name on Schedule II.
(d)    Issuance of Initial Series C Units. On the Effective Date, each Member listed on Schedule III will contribute to the Company assets equal to the amount set forth under column (1) opposite such Member’s name on Schedule III, and, in exchange for such contribution, the Company will issue to such Member the number of Series C Units set forth under column (2) opposite such Member’s name on Schedule III.
(e)    Issuance of Series D Units. On the Effective Date, the Company will issue to the Members listed on Schedule IV the number of Series D Units set forth opposite each such Member’s name on Schedule IV.
(f)    Vesting of Units. Series D Units may be vested (the “Vested Units”) or unvested (the “Unvested Units”). Unvested Units shall vest or remain unvested in the manner and subject to the conditions set forth in the applicable Award Agreement under which such Units were granted.
(g)    Series D Unit Profits Interest Characterization. The Series D Units are intended to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable Law). Accordingly, the capital account associated with each such Series D Unit at the time of its issuance shall be equal to zero dollars ($0.00). The Company and the Series D Unit holders file all federal income tax returns consistent with such characterization.
(h)    Series D Unit Threshold Values. The Series D Units to be issued on the Effective Date are hereby designated as “Series D-1 Units.” The Company may from time to time designate and issue additional Series D-1 Units or additional series of Series D Units, each of which additional series shall be designated by a sequential number (e.g., Series D-2, Series D-3, etc.). The Board shall designate a “Threshold Value” applicable to each Unit in such additional series of Series D Units to the extent necessary to cause such Series D Unit to constitute a “profits interest” as provided in Section 3.2(g), but not less than zero. The Series D-1 Units have a Threshold Value of $0.00. The Threshold Value for each additional Unit in an additional series of Series D Units shall equal the amount that would, in the reasonable determination of the Board, be distributed with respect to a Series D Unit if, immediately prior to the issuance of such additional series the assets of the Company were sold for their fair market values and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1.
(i)    UCC Securities. Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the Effective Date.
(j)    Fractional Units. Fractional Units are permitted.
3.3    No Other Persons Deemed Members. Unless admitted to the Company as a Member as provided in this Agreement, no Person (including an assignee of rights with respect to Membership Interests or a transferee of Membership Interests, whether voluntary, by operation of Law or otherwise) shall be a Member. The Company may elect to deal only with Persons admitted to the Company as Members as provided in this Agreement (including their duly authorized representatives). Any distribution by the Company to a Person shown on the Company’s records as a Member, or to its legal representatives, shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Disposition by the Member or for any other reason.
3.4    No Resignation or Expulsion. A Member may not take any action to Resign voluntarily, and a Member may not be expelled or otherwise removed involuntarily as a Member, prior to the dissolution and winding up of the Company, other than as a result of a permitted Disposition of all of such Member’s Membership Interests in accordance with Article 7 and each of the transferees of such Membership Interests being admitted as a Substituted Member. A Member will cease to be a Member only in the manner described in Section 3.6 and Article 11.
3.5    Members’ Schedules. The Company shall maintain one or more schedules of all of the Members from time to time, including their mailing addresses and the Units held by them (such schedules, as the same may be amended, modified or supplemented from time to time, collectively the “Members’ Schedules”). A copy of the Members’ Schedule with respect to the Members holding Series A Units as of the Effective Date is attached as Schedule I, a copy of the Members’ Schedule with respect to the Members holding Series B Units as of the Effective Date is attached as Schedule II, a copy of the Members’ Schedule with respect to the Members holding Series C Units as of the Effective Date is attached as Schedule III and a copy of the Members’ Schedule with respect to the Members holding Series D Units as of the Effective Date is attached as Schedule IV.
3.6    Admission of Additional Members and Substituted Members and Creation of Additional Units.
(a)    Authority. Subject to the prior written approval of the Sponsor and subject to the limitations set forth in this Article 3, Article 7 and Section 12.5, the Company may admit Additional Members and Substituted Members and may also (i) issue additional Series A Units, Series B Units, Series C Units and Series D Units or (ii) create and issue such Additional Interests having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine, including: (A) the right of any such class or series of Membership Interests to share in the Company’s distributions; (B) the allocation to any such class or series of Membership Interests of Profits (and all items included in the computation thereof) or Losses (and all items included in the computation thereof); (C) the rights of any such class or series of Membership Interests upon dissolution or liquidation of the Company; and (D) the right of any such class or series of Membership Interests to vote on matters relating to the Company and this Agreement; provided, that Persons issued Series B Units upon the proper exercise of Warrants shall be automatically admitted as Members under the terms hereof. Upon the issuance pursuant to and in accordance with this Article 3 of any class or series of Membership Interests, the Board may, subject to Section 12.5, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any Additional Member to the Company or the authorization and issuance of such class or series of Membership Interests (or securities convertible into or exercisable or exchangeable for a Membership Interest), and the related rights and preferences thereof.
(b)    Conditions. An Additional Member or Substituted Member, including Persons issued Series B Units upon the proper exercise of Warrants, shall be admitted to the Company with all the rights and obligations of a Member if (i) all applicable conditions of Article 7 are satisfied and (ii) such Additional Member or Substituted Member, if not already a party to this Agreement (and such Additional Member or Substitute Member’s spouse, if applicable), shall have executed and delivered to the Company: (A) an Addendum Agreement substantially in the form attached as Exhibit B (an “Addendum Agreement”), and (B) such other documents or instruments as may be required in the Board’s reasonable judgment to effect the admission. No Disposition or issuance of Membership Interests otherwise permitted or required by this Agreement shall be effective, no Member shall have the right to substitute a transferee as a Member in its place with respect to any Membership Interests acquired by such transferee in any Disposition and no purchaser of newly issued Membership Interests from the Company shall be deemed to be a Member if the foregoing conditions are not satisfied.
(c)    Rights and Obligations of Additional Members and Substituted Members. A transferee of Membership Interests who has been admitted as an Additional Member or as a Substituted Member or a purchaser of newly issued Membership Interests from the Company who has been admitted as an Additional Member in accordance with this Section 3.6 shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member holding Membership Interests.
(d)    Date of Admission as Additional or Substituted Member. Admission of an Additional Member or Substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company, which shall be the end of the calendar quarter of such Member’s admission unless otherwise specified in the Addendum Agreement. Upon the admission of an Additional Member or Substituted Member: (i) the Company shall, without the consent of any other Person, revise the Members’ Schedules to reflect the name and address of, and number and class of Membership Interests held by, such Additional Member or Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member; and (ii) in the event of a Disposition to such Substituted Member, the Disposing Member shall be relieved of its obligations under this Agreement, except as set forth in the following sentence. Any Member who Disposed of all of such Member’s Membership Interests in one or more Dispositions permitted pursuant to this Section 3.6 and Article 7 (where each transferee was admitted as an Additional Member or a Substituted Member) shall cease to be a Member as of the date on which all transferees are admitted as Additional Members or Substituted Members, provided that, notwithstanding anything to the contrary in this Agreement, such Member shall not be relieved of any liabilities that arise under or are incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Membership Interests or ceases to be a Member hereunder.
3.7    No Liability of Members. Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and no Member in its capacity as such shall be liable personally (a) for any debts, liabilities, contracts or other obligations of the Company, except to the extent and under the circumstances set forth in any non-waivable provision of the Act or in any separate written instrument signed by the applicable Member, or (b) for any debts, liabilities, contracts or other obligations of any other Member. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided herein or required by any non-waivable provision of the Act. The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise with the consent of all of the Members for purposes of §18-502(b) of the Act. However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person.
3.8    Spouses of Members. Spouses of any Members that are natural Persons do not become Members as a result of such marital relationship. Each spouse of a Member that is a natural person shall be required to execute a Spousal Agreement in the form of Exhibit C to evidence his or her agreement and consent to be bound by the terms and conditions of this Agreement and each other Transaction Document that has been or will be executed by such Member or is otherwise binding on such Member, including any applicable Award Agreement as to his or her interest, whether as community property or otherwise, if any, in the Membership Interests owned by such Member.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
4.1    Representations and Warranties of Members. Each Member severally, but not jointly, represents and warrants as of the Effective Date to the Company that:
(k)    Authority. Such Member has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is, or will be, a party have been, or will be, duly authorized by all necessary action.
(l)    Binding Obligations. This Agreement and each other Transaction Document to which such Member is, or will be, a party has been, or will be, duly and validly executed and delivered by such Member and constitutes, or shall constitute, the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to Creditors’ Rights.
(m)    No Conflict. The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is, or will be, a party will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under: (A) any term or condition of such Member’s Organizational Documents, if applicable; or (B) any other instrument to which such Member is a party or by which any property of such Member is otherwise bound or subject, except, in the case of this clause (B), where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party or to materially impair such Member’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
(n)    Investment Entirely For Own Account. The Membership Interests acquired or to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Membership Interests.
(o)    Unregistered Securities. Such Member understands that the Membership Interests, at the time of issuance, will not be registered under the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Such Member also understands that such Membership Interests are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Member’s representations contained in this Agreement.
(p)    Information; Investment Experience. Such Member acknowledges that such Member is familiar with the business and financial condition, properties, operations and prospects of the Company, including the Sponsor’s ownership of a substantial amount of the issued and outstanding Membership Interests of the Company and the Sponsor’s rights set forth in this Agreement, and such Member has made all investigations which it deems necessary or desirable for deciding whether to invest in the Membership Interests. Such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Membership Interests and of making an informed investment decision with respect to the purchase thereof and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing such investor’s entire investment, (ii) the acquisition of the Membership Interests hereunder is a speculative investment which involves a high degree of risk of loss, which could include the loss of the Member’s entire investment and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Membership Interests, and accordingly, it may not be possible for such Member to liquidate such Member’s investment in case of emergency.
(q)    Accredited Investor. Such Member is an Accredited Investor.
(r)    Restricted Securities. Such Member understands that the Membership Interests to be acquired by such Member may not be sold, transferred or otherwise Disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Membership Interests or an available exemption from registration under the Securities Act, the Membership Interests must be held indefinitely. Such Member understands that the Company has no present intention of registering the Membership Interests to be acquired by such Member. Such Member also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Member to transfer all or any portion of the Membership Interests to be acquired by it under the circumstances, in the amounts or at the times such Member might propose. In particular, such Member is aware that the Membership Interests may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be availability of current information to the public about the Company. Such information is not now available and the Company has no plans to make such information available.
(s)    Taxes. Such Member has reviewed with its own Tax advisors the federal, state and local and the other Tax consequences of an investment in Membership Interests and the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member acknowledges and agrees that the Company is making no representation or warranty as to the federal, state, local or foreign Tax consequences to such Member as a result of such Member’s acquisition of Membership Interests or the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party. Such Member understands that it shall be responsible for its own Tax liability that may arise as result of such Member’s ownership of Membership Interests.
ARTICLE 5
CAPITAL CONTRIBUTIONS
5.1    Initial Contributions.
(a)    Initial Contributions. On or prior to the Effective Date, the Members shall make or have made the Capital Contributions described on Schedules I, II and III.
(b)    Subsequent Contributions. Other than as required by Section 5.1(a), in no event shall a Member be required to make any additional Capital Contributions.
5.2    Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.
5.3    Capital Account. A Capital Account shall be established and maintained for each Member in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the Company, (ii) the Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of Profits and any other items of income or gain allocated to such Member, and (b) shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Member of Losses and any other items of loss or deduction allocated to such Member. The Capital Accounts shall also be increased or decreased to reflect a revaluation of Company property pursuant to paragraph (b) of the definition of Book Value. On the transfer of all or part of a Member’s Membership Interests, the Capital Account of the transferor that is attributable to the transferred Membership Interests shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).
5.4    Anti-Dilution Protection. Immediately prior to (a) each issuance by the Company of additional Series C Units or Series D Units which are Vested Units or (b) the vesting of Unvested Units in accordance with the applicable Award Agreement(s) (each an “Anti-Dilution Event”), the Company shall issue to each holder of Series B Units, with respect to each Series B Unit held, a number of Series B Units equal to (i) (1) the total number of Series C Units and Series D Units to be issued or vested in the applicable Anti-Dilution Event multiplied by (2) the applicable Anti-Dilution Number divided by (ii) the total number of Series B Units outstanding plus the total number of Series B Units issuable upon the proper exercise of the Warrants; provided, however that the obligation to issue Series B Units under this Section 5.4 shall not apply with respect to (a) any vesting of Unvested Units as a result of the occurrence of a Liquidation Event or Exit Event which results in distributions on the Series B Units, Series C Units and Series D Units in accordance with Section 6.1(c) equal to or in excess of $200,000,000, or (b) any issuance of Series D Units which are Vested Units or the vesting of any Unvested Units in accordance with the applicable Award Agreement(s) which, as a result of any such issuance or vesting results in there being outstanding in excess of 328,582 Series D Units which are Vested Units. Notwithstanding the foregoing, in the event the Company (a) issues Series D Units which are Vested Units or vests of any Unvested Units in accordance with the applicable Award Agreement(s) and, as a result of any such issuance or vesting there are outstanding in excess of 328,582 Series D Units which are Vested Units or (b) the Company issues any Compensatory Interests other than Series D Units, then the holders of Series B Units that were issued pursuant to the exercise of any Warrants shall be issued additional Series B Units in order for such holder to maintain with respect to their Series B Units their Percentage Interest (which calculation of “Percentage Interests” shall take into account the issuance of such Compensatory Interests) as of immediately prior to such issuances of Series D Units or Compensatory Interests or vesting of Series D Units. Notwithstanding the foregoing, in the event the Company (a) issues Series D Units which are Vested Units or vests of any Unvested Units in accordance with the applicable Award Agreement(s) and, as a result of any such issuance or vesting there are outstanding in excess of 328,582 Series D Units which are Vested Units or (b) the Company issues any Compensatory Interests other than Series D Units, then, upon the proper exercise of the Warrant by a holder thereof, such holder shall be issued additional Series B Units in order for such holder to maintain with respect to their Series B Units their Percentage Interest (which calculation of “Percentage Interests” shall take into account the issuance of such Compensatory Interests) as of immediately prior to such issuances of Series D Units or Compensatory Interests or vesting of Series D Units. The Company and each Member agree that the holders of Warrants are express third party beneficiaries of the terms of this Section 5.4. The issuance of additional Series B Units under this Section 5.4 is for anti-dilution protection only and shall not represent or cause any change in the aggregate Capital Account or federal income tax holding period attributable to a Member’s Series B Units.
ARTICLE 6
DISTRIBUTIONS; REDEMPTION AND ALLOCATIONS
6.1    Distributions.
(a)    Subject to the terms of the Indenture, each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 6 and applicable Law.
(b)    Prior to making distributions pursuant to Section 6.1(c), on each Tax Distribution Date, the Company shall, subject to the availability of funds, which shall be reasonably determined by the Board, distribute to each Member in cash the excess, if any, of such Member’s Assumed Tax Liability, over all previous distributions made to such Member (and its predecessors in interest) pursuant to this Section 6.1(b) and Section 6.1(c).
“Tax Distribution Date” means any date that is five (5) Business Days prior to the date on which estimated income tax payments are required to be made by calendar year individual taxpayers and each due date for the income tax return of an individual calendar year taxpayer (without regard to extensions).
“Assumed Tax Liability” of each Member means, for the relevant Tax Distribution Date, an amount equal to the cumulative amount of federal, state and local income taxes (including any applicable estimated taxes) that the Board estimates would be due from such Member on the Tax payment date to which such Tax Distribution Date relates, determined by (v) taking into account the character of income and loss allocated as it affects the applicable tax rate, (w) assuming such Member were an individual who earned solely the cumulative items of income, gain, deduction, loss, and/or credit allocated to such Member (and its predecessors in interest) pursuant Section 6.3 (including any corrective allocations made in connection with the exercise of any Warrant, in accordance with Proposed Treasury Regulation 1.704-1(b)(4) dealing with noncompensatory options or any successor proposed, temporary or final Treasury Regulations relating to the exercise of noncompensatory options, but excluding any other allocations in respect of Code Section 704(c)) since the inception of the Company, (x) after taking proper account of any adjustments available to such Member under Sections 734 and 743 of the Code, (y) assuming that such Member is subject to tax at the highest applicable rates, and (z) taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes.
The Assumed Tax Liability of the holders of Units shall be made utilizing the highest state and local tax rates applicable to more than a de-minimis number of Members as reasonably determined by the Board, with the initial rate being six percent (6%).
Notwithstanding anything else herein to the contrary, a distribution pursuant to Section 6.1(b) shall for all purposes under this Agreement be treated as an advance of, and shall on a dollar-for-dollar basis offset, the next future amounts that such holder of Units would otherwise be entitled to receive pursuant to Sections 6.1(c), 7.3(c)(i), 7.8 or 11.2(c)(iii). If on a Tax Distribution Date there are not sufficient funds on hand to distribute to each Member the full amount otherwise distributable to each such Member in accordance with Section 6.1(b), distributions pursuant to Section 6.1(b) shall be made to the Members to the extent of the available funds in proportion to the amounts otherwise so distributable.
(c)    Subject to Section 6.1(d), the timing and amounts of any additional distributions shall be determined by the Board and any such distributions shall be made to the Members in accordance with their relative Percentage Interests; provided, however, that if one or more series of Series D Units are issued with a Threshold Value greater than $0.00 (a “Subsequently Issued Series”), each such Subsequently Issued Series shall not be treated as outstanding (and such Subsequently Issued Series will not be entitled to receive distributions pursuant to this Section 6.1(c)) until distributions have been made with respect to Series B Units (on a per-Unit basis) pursuant to this Section 6.1(c) following the issuance of such Subsequently Issued Series in an amount equal to the Threshold Value of such Subsequently Issued Series. Notwithstanding this Section 6.1(c), all amounts otherwise distributable pursuant to this Agreement (other than pursuant to Section 6.1(b)) with respect to each Unvested Unit shall be retained by the Company (collectively, the “Withheld Amounts”). Prior to making any distribution pursuant to Section 6.1(c) or Section 11.2(c), the Company will distribute the Withheld Amounts with respect to each Unit that has become a Vested Unit to the holder of such Unit upon the vesting of such Unit. Notwithstanding the foregoing and for the avoidance of doubt, the Members agree that the Company shall not be required to make distributions to a Member pursuant to this Section 6.1(c) to the extent that such Member realizes income in connection with the issuance of Series B Units to such Member, the forfeiture of Series D Units by such Member in accordance with the Transaction Documents or the repurchase of Series B Units from such Member in accordance with the Transaction Documents.
(d)    (i)    Subject to the terms of the Indenture, upon the earlier to occur of (1) a Liquidation Event, (2) an Exit Event, or (3) February 21, 2017, before any distribution is made on the Series B Units, Series C Units or Series D Units with respect to such event, the Company shall redeem all of the outstanding Series A Units for an amount in cash (unless such requirement to be paid in cash is waived by holders of at least 70% of the then outstanding Series A Units, in which case each holder of Series A Units shall receive the same form of consideration or be given the option as to the form and amount of consideration) equal to the Series A Unit Redemption Amount with respect to each such Series A Unit. The Company shall not later than 20 days prior to the date set for the consummation of a Liquidation Event or Exit Event provide to the holders of the Series A Units such information concerning the terms of the Liquidation Event or Exit Event and the value of the assets of the Company as may be reasonably requested by the holders of Series A Units. If, upon a Liquidation Event or Exit Event, the net assets of the Company distributable among the holders of all outstanding Series A Units shall be insufficient to permit the payment of the Series A Unit Redemption Amount, then the entire net assets of the Company remaining after the provision for the payment of the Company’s debts and other liabilities shall be distributed among the holders of the Series A Units ratably in proportion to the full Series A Unit Redemption Amount to which they would otherwise be respectively entitled on account of their Series A Units.
(ii)    At any time, subject to the prior approval of the Sponsor, the Company may, by written notice to the holders of Series A Units, redeem all or any portion of the Series A Units at a price per Unit equal to the Series A Unit Redemption Amount with respect to such Unit.  In the event the Company intends to redeem less than all of the Series A Units at the same time, any redemption shall be made pro rata among the holders of the Series A Units based upon the aggregate of such Units held by each such holder.
(e)    All distributions made under this Section 6.1 shall be made to the holders of record of the applicable Units on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Units on the date of the distribution.
(f)    The Company may distribute securities in kind. The fair market value of securities distributed in kind shall be determined by the Board.
(g)    The Company is authorized to deduct or withhold from distributions, or with respect to allocations, to the holders of Units and to pay over to any federal, state, local or foreign taxing authority any amounts required to be so deducted or withheld pursuant to the Code or any provisions of applicable Law. For all purposes under this Agreement, any amount so deducted or withheld shall be treated as actually distributed to the holder with respect to which such amount was withheld. To the extent a Member is included in any composite or consolidated income tax filing and any Tax is paid on behalf of such Member by the Company, such payment shall be treated as having been distributed to such Member for all purposes hereunder.
6.2    Allocations of Profits and Losses and other Items.
(a)    Profit and Loss Allocations. Profit and Loss (or, if determined by the Board, items of income, gain, loss and expense comprising Profits or Losses for such taxable year), shall be allocated among the Members in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such taxable period to equal:
(i)    the hypothetical distribution (if any) that such Member would receive if, on the last day of the taxable period, (x) all Company assets, including cash, were sold for cash equal to their Book Values, taking into account any adjustments thereto for such taxable period, (y) all Company liabilities were satisfied in full according to their terms (limited, with respect to each nonrecourse liability of the Company, to the Book Values of the assets securing such liability if such Book Value is less than such nonrecourse liability), and (z) the net proceeds of such sale (after satisfaction of such liabilities) were distributed in full pursuant to Section 6.1(c) (treating such a hypothetical liquidation as resulting in a Liquidation Event), minus
(ii)    the sum of (x) the amount, if any, which such Member would be obligated to contribute to the capital of the Company immediately after such hypothetical sale, (y) such Member’s share of Minimum Gain (if any) as computed immediately prior to such hypothetical sale and (z) such Member’s share of Member Nonrecourse Debt Minimum Gain (if any), as computed immediately prior to such hypothetical sale.
(b)    Special Allocations. Notwithstanding any other provisions of this Section 6.2, the following special allocations shall be made for each taxable period:
(i)    Notwithstanding any other provision of this Section 6.2, if there is a net decrease in Minimum Gain during any taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i). For purposes of this Section 6.2(b)(i), each Member’s Capital Account shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b) with respect to such taxable period. This Section 6.2(b)(i) is intended to comply with the partnership minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Notwithstanding the other provisions of this Section 6.2 (other than Section 6.2(b)(i)), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 6.2(b)(ii), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b), other than Section 6.2(b)(i), with respect to such taxable period. This Section 6.2(b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)    In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in such Member’s Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(b)(iii) shall be made only if and to the extent that the Member would have such a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.2(b) have been tentatively made as if this Section 6.2(b)(iii) were not in this Agreement.
(iv)    In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 6.2 have been tentatively made as if Section 6.2(b)(iii) and this Section 6.2(b)(iv) were not in this Agreement.
(v)    Nonrecourse Deductions for any taxable period shall be allocated to the Members in the same manner in which cash is distributed pursuant to Section 6.1(c).
(vi)    Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704 2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.
(vii)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.
(c)    Curative Allocation. The allocations set forth in Section 6.2(b) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 6.2(c). Therefore, notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement. In exercising its discretion under this Section 6.2(c), the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.
6.3    Income Tax Allocations.
(a)    Except as provided in this Section 6.3, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated, to the maximum extent possible, among the Members in the same manner as the corresponding items (if any) are allocated for purposes of maintaining Capital Accounts under Section 6.2.
(b)    The Members recognize that there may be a difference between the Book Value of a Company asset and the asset’s adjusted tax basis at the time of the property’s contribution or revaluation pursuant to this Agreement. In such a case, all items of tax depreciation, cost recovery, amortization, and gain or loss with respect to such asset shall be allocated among the Members to take into account the disparities between the Book Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections as determined by the Board. Any tax items not required to be allocated under Sections 704(b) or 704(c) of the Code shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Section 6.2.
(c)    All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.
(d)    If any deductions for depreciation, amortization or cost recovery are recaptured as ordinary income upon the sale or other disposition of Company properties, the ordinary income character of the gain from such sale or disposition shall be allocated among the Members in the same ratio as the deductions giving rise to such ordinary income character were allocated.
6.4    Other Allocation Rules. All items of income, gain, loss, deduction and credit allocable to Units that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such Units, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the regulations thereunder. If any Units are Disposed of or redeemed in compliance with the provisions of this Agreement, all distributions with respect to which the record date is before the date of such Disposition or redemption shall be made to the Disposing Member, and all distributions with respect to which the record date is after the date of such Disposition, in the case of a Disposition other than a redemption, shall be made to the transferee.
6.5    Return of Excess Tax Distributions on Forfeited Units. In the event a holder of Units forfeits all or a portion of such Units, such holder shall be obligated to make a contribution of cash to the Company equal to the excess of any distributions received pursuant to Section 6.1(b) with respect to such Units over the Assumed Tax Liability that is attributable to the forfeited Units computed taking into account the allocations provided for in Section 6.2 (including Section 6.2(b)(vii)) for the year in which the forfeiture occurs.
6.6    Tax Withholding. All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution, or allocation treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of any Member or any Person owning an interest, directly or indirectly, in such Member shall be treated as amounts actually distributed to the Member with respect to which such amount was withheld pursuant to this Section 6.6 for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld. In the event that, on or after a Liquidation Event, the Board reasonably determines that the amounts distributable to a Member by the Company are not expected to be sufficient to satisfy the Company’s tax withholding obligation with respect to such Member, then such Member shall promptly advance to the Company sufficient funds to satisfy any such obligation as requested by the Board. The Company shall promptly deposit such amounts with the applicable tax authority for credit to such Member, no such amounts shall be credited to the Capital Account of such Member and the Company shall have no obligation to repay or return any such amounts to the Member. If a Member fails to timely transfer any such funds to the Company, then such amount shall be deemed a defaulted capital contribution and the Company shall take such action as deemed necessary to collect such amount.
ARTICLE 7
DISPOSITIONS OF MEMBERSHIP INTERESTS;
QUALIFIED IPO
7.1    General Restrictions on Dispositions.
(d)    Disposition of Membership Interests otherwise permitted or required by this Agreement may only be made in compliance with applicable foreign, U.S. federal and state securities laws, including the Securities Act and the rules and regulations thereunder, and the Act.
(e)    Except in connection with a Qualified IPO, for so long as the Company is a partnership for U.S. federal income tax purposes, in no event may any Disposition of any Membership Interests or any warrants, options or other rights (contingent or otherwise) to acquire Membership Interests, be made if such Disposition is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or if such Disposition would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder.
(f)    Dispositions of Membership Interests may only be made in strict compliance with all applicable provisions of this Agreement, and any purported Disposition of Membership Interests that does not comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the transfer books of the Company or Capital Accounts of the Members. The Members agree that the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members.
(g)    Unless otherwise approved by the Board, a Disposition of Membership Interests is prohibited if, after giving effect to such Disposition, the Company would have more than 350 “holders of record” (as understood for purposes of Section 12(g) of the Exchange Act) of Membership Interests (including outstanding Warrants).
7.2    Restrictions on Dispositions of Units.
(e)    Restrictions on Dispositions of Series B Units and Series C Units. A Disposition of Series B Units or Series C Units, other than Series B Units held by the Sponsor or, with respect to Series B Units issued upon the proper exercise of Warrants, by any former holder of Warrants (including subsequent transferees, successors and assignees of such Warrant holder), may only be made if (i) such Disposition complies with the provisions of Section 7.1 and (ii) either (A) such Disposition is to a Permitted Transferee or (B) such Disposition is:
(1)    made in connection with an IPO Exchange; or
(2)    made in connection with a Drag-Along Transaction in accordance with Section 7.3.
(f)    Restrictions on Dispositions of Series D Units. A Disposition of Series D Units may only be made if such Disposition is made in connection with an Exit Event, an IPO Exchange or pursuant to Section 7.3.
(g)    Dispositions by the Sponsor or Former Warrant Holders. The Sponsor may Dispose of any Units if such Disposition complies with the provisions of Section 7.1. For the avoidance of doubt, no other restriction contained in this Article 7 shall be deemed to restrict the right of the Sponsor to Dispose of any Units. Any holder of Series B Units issued upon the proper exercise of Warrants (including subsequent transferees, successors and assignees of such Warrant holder) may Dispose of any such Units if such Disposition complies with the provisions of Section 7.1. For the avoidance of doubt, no other restriction contained in this Article 7 shall be deemed to restrict the right of the Sponsor to Dispose of any Units or any holder of Series B Units issued upon the proper exercise of Warrants (including subsequent transferees, successors and assignees of such Warrant holder) to Dispose of any such Series B Units.
7.3    Drag-Along Rights.
(a)    At any time, if the Sponsor receives a written offer, in good faith and at arm’s-length, from a Third Party for a Drag-Along Transaction that it desires to accept, it may require all other holders of Membership Interests to sell their Membership Interests in accordance with this Section 7.3.
(b)    Any such Drag-Along Transaction shall not require the consent or approval of any holders of Membership Interests other than the Sponsor. Notwithstanding anything to the contrary in this Agreement, any such Drag-Along Transaction may be structured as a merger, conversion, Unit exchange or sale or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, in each case in the sole discretion of the Sponsor and without consent or approval of the Board or any other Member. The holders of Membership Interests shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by the Sponsor or any of its Affiliates, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction (subject to Sections 7.3(c)(iv) and 7.3(c)(v)), in each case to the extent that each other holder of Membership Interests is similarly obligated except as otherwise provided for herein, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.3(c). Each such holder of Membership Interests grants the Sponsor a power of attorney in accordance with Section 12.5(b) to execute or cause to be executed on such holder’s behalf any and all such agreements, instruments, certificates, filings or papers required or reasonably necessary to facilitate a Drag-Along Transaction. The holders of Membership Interests shall be permitted to sell their Membership Interests pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 7.
(c)    The obligations of the holders of Membership Interests pursuant to this Section 7.3 are subject to the following terms and conditions:
(i)    upon the consummation of a Drag-Along Transaction, then, subject to Section 6.1(d), each holder of Membership Interests shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1(c) as in effect immediately prior to such Drag-Along Transaction;
(ii)    the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any holder of Membership Interests for such holder’s sole benefit will not be considered costs of the transaction hereunder) unless otherwise agreed by the Company and the acquiror, in which case no holder of Membership Interests shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no holder of Membership Interests shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received by such holder in the Drag-Along Transaction) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction;
(iii)    no holder of Membership Interests shall be required to provide any representations, warranties or indemnities in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities for which the sole recourse is to consideration in escrow or holdback and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities for concerning (1) such holder’s valid title to and ownership of Membership Interests, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (2) such holder’s authority, power and right to enter into and consummate such Drag-Along Transaction, (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction, and (4) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Membership Interests is similarly obligated to provide similar representations, warranties and indemnities with respect to the Membership Interests held by such holder of Membership Interests);
(iv)    consideration placed in escrow or holdback shall be allocated among holders of Membership Interests such that if the Person making the offer with respect to the Drag-Along Transaction ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 7.3(c)(i) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction, and the holders of the Membership Interests that received such consideration at the consummation of the Drag-Along Transaction shall, no later than 20 Business Days following the determination that such Person is entitled to such escrow or holdback amounts, make such payments to each other as are required to give effect to this Section 7.3(c)(iv); and
(v)    if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the Board.
(d)    Notwithstanding anything to the contrary in this Section 7.3, if the consideration proposed to be paid to the holders of Membership Interests in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the holders of Membership Interests that is not then an Accredited Investor may be required at the request and election of the holders of Membership Interests that are pursuing a Drag-Along Transaction, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in Section 7.3(c)(v).
(e)    The Sponsor, when proposing a Drag-Along Transaction, shall have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to cooperate fully with potential acquirers in such prospective transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirers, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirers, establishing a physical or electronic data room including materials customarily made available to potential acquirers in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. In addition, the Sponsor proposing a Drag-Along Transaction shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company shall provide assistance with respect to these actions as reasonably requested by the Sponsor. Notwithstanding anything to the contrary in this Agreement, no consent or approval of the Board shall be required in connection with any action taken by the Company in compliance with this Section 7.3(e).
7.4    Qualified IPO.
(a)    In connection with any proposed Qualified IPO approved in accordance with this Agreement, subject to Section 7.4(e), the outstanding Membership Interests will be converted or exchanged in accordance with this Section 7.4 into equity securities of the IPO Issuer (“IPO Securities”) of the same class or series as the securities of the IPO Issuer proposed to be offered to the public in the Qualified IPO (the “Publicly Offered Securities”). In connection therewith, each outstanding Membership Interest will be converted into or exchanged for IPO Securities in a transaction or series of transactions that give effect to the provisions of Section 6.1(c), Section 6.1(d), Section 6.1(e) and Section 6.1(f) (the “IPO Exchange”) such that each Member will receive IPO Securities having an aggregate value equal to the proceeds that such Member would have received if all of the then outstanding Membership Interests were sold for cash proceeds equal to the Pre-IPO Value and such proceeds were distributed to the Members pursuant to the rights and preferences set forth in Section 6.1(c) as in effect immediately prior to such distribution; provided that, if the foregoing provisions would result in the holders of Series D Units receiving no IPO Securities, then the Board shall grant to each holder of Series D Units options to purchase IPO Securities that are at the time of such grant reasonably equivalent in value to the Series D Units held by such holders and thereupon such Series D Units shall be automatically canceled. The market value of any IPO Securities issued in connection with the IPO Exchange will be deemed to be the price at which the Publicly Offered Securities were initially sold by the underwriters, which underwriters will be led by a qualified independent investment bank with a national reputation in the country or countries in which the Publicly Offered Securities are to be listed on a recognized national securities exchange. In connection with the IPO Exchange, the Board shall have the power, without the consent or approval of holders of Membership Interests, to cause the holders of the Membership Interests to contribute all of the Membership Interests to the IPO Issuer in one or a series of transactions (with the amount of IPO Securities to be received by each holder of Membership Interests being determined in accordance with this Section 7.4), and each holder of Membership Interests agrees to execute such agreements, instruments, certificates, filings or papers as may be reasonably necessary to effectuate such a contribution and further grants the Board a power-of-attorney in accordance with Section 12.5(b) to execute or cause to be executed on such holders’ behalf any and all such agreements, instruments, certificates, filings or papers.
(b)    Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified IPO in accordance with this Agreement, the Board shall be entitled to approve the transaction or transactions to effect the IPO Exchange and to take all such other actions as are required or necessary to facilitate the Qualified IPO including forming any entities required or necessary in connection with the Qualified IPO without the consent or approval of any other Person (including any Member). If the Company elects to exercise its rights under this Section 7.4, each of the Members shall (i) take such actions as may be reasonably requested by the Board in connection with consummating the IPO Exchange, including (x) such actions as are required to transfer all of the issued and outstanding Membership Interests or the assets of the Company to an IPO Issuer (including a Blocker Corporation) and (y) such actions as are required in order to merge or consolidate the Company into or with an IPO Issuer and (ii) use commercially reasonable efforts to (x) cooperate with the other Members so that the IPO Exchange is undertaken in a tax-efficient manner and (y) if the Sponsor or its limited partners or investors has a structure involving ownership of all or a portion of its interests in the Company, directly or indirectly, through one or more single purpose entities (a “Blocker Corporation”), at the request of the Sponsor, merge its Blocker Corporation into the IPO Issuer in a tax-free reorganization, utilize such Blocker Corporation as the IPO Issuer or otherwise structure the transaction so that the Blocker Corporation is not subject to a level of corporate tax on the Qualified IPO or subsequent dividend payments or sales of stock.
(c)    No fractional IPO Securities shall be issuable to any Member in connection with an IPO Exchange. In lieu of such fractional IPO Securities, each Member (after taking into account all IPO Securities held by such Member) shall be entitled to receive cash consideration equal to the fair value of such fractional IPO Securities, as determined by the Board.
(d)    Notwithstanding anything to the contrary in this Section 7.4, if no registration statement covering the issuance of the IPO Securities to the Members in the IPO Exchange has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor for the purposes of the issuance of the IPO Securities may be required, at the request and election of the Company, to (i) at the cost of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any IPO Securities such Member would otherwise receive in an amount equal to the fair value of such IPO Securities, as determined by the Board.
(e)    Notwithstanding anything contrary in this Agreement, the Board, with approval of the Sponsor, may effect a Qualified IPO through a series of transactions in which either (i) the assets of the Company are contributed to a wholly-owned subsidiary of the Company, such subsidiary is the IPO Issuer and the IPO Securities are held by the Company following the Qualified IPO, or (ii) prior to the Qualified IPO, a new limited liability company (“Newco”) with governing documents substantially the same as the governing documents of the Company is formed, the interests in the Company are exchanged for interests in Newco, the Company or a successor to the Company is the IPO Issuer and the IPO Securities are held by Newco following the Qualified IPO. In the event of such an election, the Company or Newco may remain in existence for a period not to exceed 18 months after the closing of the Qualified IPO.
7.5    Preemptive Rights.
(a)    Prior to the Company issuing, other than in an Excluded Issuance, any Membership Interests or options or other rights to acquire Membership Interests, whether through exchange, conversion or otherwise of any class (collectively, the “New Securities”) to a proposed purchaser (the “Proposed Purchaser”), each Eligible Purchaser shall have the right to purchase the number of New Securities as provided in this Section 7.5. “Excluded Issuance” means the issuance of (i) Series B Units pursuant to the proper exercise of the Warrants, (ii) Compensatory Interests, (iii) Membership Interests issued to any Person that is not a Member or an Affiliate thereof as consideration in any acquisition or other strategic transaction (such as a joint venture, marketing or distribution arrangement, or technology transfer or development arrangement) approved in accordance with this Agreement, (iv) Membership Interests issued in connection with any split, distribution or recapitalization of the Company, (v) any Equity Interests issued by the Company in an underwritten public offering pursuant to a registration statement filed under the Securities Act (or other applicable foreign securities laws governing such issuance) and approved in accordance with this Agreement, (vi) IPO Securities in connection with an IPO Exchange pursuant to this Agreement or (vii) issuances of Series B Units under the terms of Section 5.4.
(b)    The Company shall give each Eligible Purchaser at least 15 days’ prior notice (the “First Notice”) of any proposed issuance of New Securities, which notice shall set forth in reasonable detail the proposed terms and conditions of such issuance and shall offer to each Eligible Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Securities at the same price, on the same terms and conditions and at the same time as the New Securities are proposed to be issued by the Company. If any Eligible Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within 15 days after delivery by the Company of the First Notice (the “Election Period”), which notice shall state the dollar amount of New Securities such Eligible Purchaser (each a “Requesting Purchaser”) would like to purchase up to a maximum amount equal to such Eligible Purchaser’s Pro Rata Share of the total offering amount plus the additional dollar amount of New Securities such Requesting Purchaser would like to purchase in excess of its Pro Rata Share (the “Over-Allotment Amount”), if any, if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Securities. The rights of each Requesting Purchaser to purchase a dollar amount of New Securities in excess of each such Requesting Purchaser’s Pro Rata Share of the New Securities shall be based on the relative Pro Rata Share of those Requesting Purchasers desiring Over-Allotment Amounts.
(c)    If not all of the New Securities are subscribed for by the Eligible Purchasers, the Company shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Securities to the Proposed Purchaser at any time during the 90 days following the termination of the Election Period pursuant to the terms and conditions set forth in the First Notice. The Board may impose such other reasonable and customary terms and procedures such as setting a closing date, rounding the number of Units covered by this Section 7.5 to the nearest whole Unit and requiring customary closing deliveries in connection with any preemptive rights offering. In the event any Eligible Purchaser refuses to purchase offered Membership Interests for which it subscribed pursuant to the exercise of preemptive rights granted thereto under this Section 7.5, in addition to any other rights the Company may be permitted to enforce at law or in equity, such Eligible Purchaser shall not be considered an Eligible Purchaser for any future rights granted under this Section 7.5 unless the Board expressly designates such Person as an Eligible Purchaser (which the Board may do on an offer-by-offer basis or not at all).
7.6    Registration Rights; Cooperation. The Members will have the registration rights set forth in Exhibit D. The Company agrees that, for so long as any Series A Units remain outstanding, it will furnish to the holders of such Series A Units and to prospective investors, upon such holders request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, to the extent that the Sponsor desires to offer or sell any of the Series A Units to any qualified institutional investor, accredited investors or other  Person, the Company agrees to fully cooperate with the Sponsor in assisting the Sponsor and the Company in providing (solely at the Company’s expense) such information and disclosure (which may be a full confidential offering memorandum or other appropriate disclosure documents) as is reasonable requested by Sponsor to ensure that such offering sale is conducted in accordance with Rule 144A of the Securities Act or another applicable exemptions for such offering and sale of the Series A Units; and notwithstanding anything to the contrary herein, the Company and the Sponsor may use and disclose Confidential Information as reasonably required in connection with any such offering or sale.
7.7    Specific Performance. Each Member acknowledges that it shall be inadequate or impossible, or both, to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 7, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages. Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 7 and to prevent any Disposition of Membership Interests in contravention of any terms of this Article 7, and waives any defenses thereto, including the defenses of: (a) failure of consideration; (b) breach of any other provision of this Agreement; and (c) availability of relief in damages.
7.8    Merger, Reorganization, Etc. Upon the consummation of any merger, conversion, consolidation, exchange, recapitalization or reorganization of the Company each holder of Membership Interests shall receive the same proportion of the aggregate consideration from such transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1(c), subject to Section 6.1(d), as in effect immediately prior to such transaction.
ARTICLE 8
MANAGEMENT
8.1    Management Under Direction of the Board. Subject to the rights of the Members to consent to or approve certain matters as expressly provided in Section 8.5, the business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Manager”), and the Board shall have full and complete discretion to manage and conduct the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, advisable or appropriate to accomplish the purposes of the Company as set forth in Section 2.4. Notwithstanding the foregoing, no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to the Managers acting through the Board and to such agents of the Company as designated by the Board.
8.2    Board of Managers.
(f)    Composition; Initial Managers. Subject to the designation rights set forth in this Section 8.2(a), the Board shall consist of the number of Managers as determined by the Board, acting with Sponsor Approval, which number may be increased or decreased by the Board, acting with Sponsor Approval, from time to time, but shall never be decreased below seven (7) Managers. Managers shall be designated or elected as follows:
(i)    The Sponsor will appoint all of the members of the Board (each, a “Sponsor Manager”), other than as provided in Section 8.2(a)(ii) below; and
(ii)    The Chief Executive Officer of the Company shall be a member of the Board.
Each Manager shall serve in such capacity until such Manager’s successor has been elected and qualified or until such individual’s death, resignation or removal. The initial Board shall have the following Managers: Joel Broussard, Gregg H. Falgout, Matt Bernard and Donald E. Stevenson. The members of the Board shall be “managers” within the meaning of the Act.
(g)    Votes Per Manager. Each Manager shall have one vote; provided, however, that any Sponsor Manager shall be entitled to cast more than one vote under the following circumstances: (i) if any of the Sponsor Managers is not present at such meeting, then the Sponsor Manager or Sponsor Managers present at the meeting shall be given an aggregate number of additional votes equal to the number of Sponsor Managers absent (and such absent Sponsor Manager or Sponsor Managers shall be deemed to have given a proxy to vote at such meeting to any other Sponsor Manager who is present at such meeting and is designated by the Sponsor) or (ii) if there are any vacancies in the Sponsor Managers, then the Sponsor Manager or Sponsor Managers shall be given an aggregate number of additional votes equal to the number of vacancies of the Sponsor Managers.
(h)    Committees. The Board may establish by resolution committees of the Board (each a “Committee”), with each such Committee being composed of one or more Managers. Any such designated Committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as are specified in this Agreement or as shall be otherwise determined from time to time by resolution of the Board. In addition, such Committee or Committees shall have such other limitations of authority as may be determined from time to time by resolution of the Board.
(i)    Resignation. Any Manager may resign at any time by giving written notice to the Company, with a copy to each Manager. The resignation of any Manager takes effect on receipt of notice by the Company or at any later time specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation is not necessary to make it effective.
(j)    Removal. Any Manager may be removed with or without cause only by consent of the Members entitled to appoint such Manager; provided that in the event of a reduction in the size of the Board in accordance with Section 8.2(a), then the applicable Manager or Managers no longer entitled to be appointed to the Board shall be removed immediately without further action required. Any Manager who is the Chief Executive Officer shall be automatically removed from the Board if at any time his service as an executive Officer of the Company is terminated. The removal of a Manager who is also a Member will not affect the Manager’s rights as a Member and will not constitute the Resignation of such Member.
(k)    Vacancies. In the event that a vacancy is created by the death, disability, retirement, resignation or removal of any Manager, such vacancy shall be filled as provided under Section 8.2(a).
(l)    Compensation. Managers, in such capacity, shall receive reimbursement of reasonable expenses incurred by them in connection with the Company’s business; however, without consent of the Sponsor, Managers shall not be entitled to receive any fees or other compensation for their services as Managers.
(m)    Reliance on Books, Reports and Records. Each Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.
(n)    Subsidiaries. The board (or equivalent) of any Subsidiary shall be comprised of the Managers.
8.3    Meetings of Board.
(f)    Place of Meetings; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.
(g)    Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established from time to time by resolution of the Board. A notice of each regular meeting shall not be required if held at the times and places set forth in the relevant resolution and such resolution has been provided to each Manager.
(h)    Special Meetings. Special meetings of the Board may be called by any Manager or Managers then in office and shall be held at such place, on such date, and at such time as they shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Manager who has not waived such notice, by mailing written notice not less than three days before the meeting, or by delivering the same by any means (including by email or other electronic transmission) not less than 18 hours before the meeting. Unless as otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
(i)    Quorum. At any meeting of the Managers, a majority of the Managers then in office shall constitute a quorum for all purposes. A single Sponsor Manager shall, for quorum purposes, count as a majority of Managers. If a quorum shall fail to attend any meeting, a majority of those Managers present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
(j)    Participation in Meetings by Conference Telephone. Any Manager may participate in a meeting of the Managers by means of conference telephone or similar communications equipment, which enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting, except where a Manager participates in the meeting via such communications equipment for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(k)    Waiver of Notice Through Attendance. Attendance of a Manager at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose.
(l)    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by the number of Managers that would otherwise be sufficient to approve such action at a duly convened meeting of the Board. Prompt notice of such written consent shall be given by the Company to those Managers, if any, who do not join in such written consent.
8.4    Officers.
(d)    Generally. The Company may have such officers (the “Officers”) as the Board may appoint. The Board may remove any Officer with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed. Election or appointment of an Officer shall not of itself create contractual rights. Any such Officers may, subject to the general direction of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company, and act as “agents” of the Company in carrying out such activities. The Officers may be compensated on such terms as are determined by the Board. Any Officer may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation. In the event an Officer is removed from his or her position in accordance with this Section or dies, becomes disabled, or resigns, a replacement for such person may be appointed only by the Board.
(e)    Initial Officers. As of the Effective Date, Donald E Stevenson is appointed as Chief Executive Officer and President of the Company, with such powers, authority and duties as specified from time to time by the Board.
(f)    General Authority of Officers. Except as expressly provided otherwise in this Agreement, the Officers shall have delegated authority from the Board for conducting the day-to-day business of the Company and exercising such rights and performing the duties as shall otherwise be determined from time to time by the Board.
8.5    Board and Member Approval Requirements.
(a)    Except as otherwise required herein, the approval of at least a majority of the Managers then in office shall be required for the determination of any matter coming before the Board for a vote.
(b)    In addition to the majority vote required in (a), the prior written approval of the Sponsor, will be required:
(i)    to approve any Exit Event or Financing Event;
(ii)    to approve or amend each annual business plan and budget, including capital budget, of the Company or any of its Subsidiaries, and any action not in accordance with any such annual business plan and budget then in effect;
(iii)    to implement any executive compensation agreement, arrangement or plan or any material employee benefit plan of the Company or any of its Subsidiaries;
(iv)    to approve any merger, conversion, consolidation, recapitalization or reorganization of the Company, other than an internal transaction that does not change the rights or obligations of any holder or holders of the Membership Interests other than in de minimis respects;
(v)    for the Company or any of its Subsidiaries to enter into any line of business other than acquiring, owning and operating pressure pumping and related equipment and provide related services, including high-pressure hydraulic fracturing, for the oil and gas industry;
(vi)    other than as specified in any business plan or operating capital budget approved in accordance with the terms hereof, for the Company or any of its Subsidiaries to acquire any assets which, at the time of such acquisition, have a fair market value in excess of $1,000,000 individually or in the aggregate with any other assets acquired in the prior 12 month period;
(vii)    other than as specified in any business plan or operating capital budget approved in accordance with the terms hereof, for the Company or any of its Subsidiaries to enter into any contract or group of contracts outside the ordinary course of business that would result in the payment of in excess of $1,000,000 per annum, individually or in the aggregate with payments under other such contracts in the prior 12-month period;
(viii)    to enter into, amend, modify or terminate any contract pursuant to which the Company or any of its Subsidiaries is prohibited from engaging in any line of business for any period of time or with respect to any geographical location, other than confidentiality agreements entered into in the ordinary course of business;
(ix)    to remove the Company’s outside independent auditor;
(x)    to enter into or form any other partnership or joint venture in the ordinary course of business; and
(xi)    to make any election to treat the Company other than as a partnership for tax purposes.
8.6    Acknowledgement Regarding Outside Businesses and Opportunities.
(a)    Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the Sponsor and its Affiliates (i) have made, prior to the date hereof, and may make, on and after the date hereof, investments (by way of capital contributions, loans or otherwise), and (ii) have engaged, prior to the date hereof, and are expected to engage, on and after the date hereof, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the business of the Company and its Subsidiaries as conducted from time to time or as expected to be conducted from time to time. Except as otherwise expressly set forth in Section 8.6(b), the Company and the Members agree that any involvement, engagement or participation of the Sponsor and its Affiliates (including any Manager of the Company who is Affiliated with the Sponsor) in such investments, transactions and businesses, even if competitive with the Company and its Subsidiaries, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law.
(b)    The Company and each Member hereby renounce any interest or expectancy in any business opportunity, transaction or other matter in which any other Member participates or desires or seeks to participate (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to any Manager who is an Affiliate of such Member solely in such individual’s capacity as a Manager (whether at a meeting of the Board or otherwise) and with respect to which, prior to such Business Opportunity being presented to such Manager, such Member has not independently received notice or is not otherwise pursuing or aware of such Business Opportunity or (ii) is identified to any Manager who is an Affiliate of such Member solely through the disclosure of information by or on behalf of the Company to such Manager and with respect to which, prior to such Business Opportunity being identified to such Manager, such Member has not independently received notice or is not otherwise pursuing or aware of such Business Opportunity (each Business Opportunity other than those referred to in clauses (i) or (ii) of this Section 8.6(b) are referred to as a “Renounced Business Opportunity”). No Member nor any of its Affiliates, including any Manager who is an Affiliate of such Member, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and such Member or Affiliate (as the case may be) may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity.
(c)    Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against a Member or any of its respective Affiliates for or in connection with any such investment activity or other transaction activity or other matters described in Section 8.6(a) or (b), whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law.
(d)    Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the Sponsor and its Affiliates (including any Manager who is an Affiliate of the Sponsor) have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other companies in connection with the activities and transactions described in this Section 8.6 or otherwise. Each of the Company and the Members hereby agrees that (i) neither the Sponsor nor any of its Affiliates (including any Manager who is an Affiliate of the Sponsor) has any obligation to use any such confidential information in connection with the business, operations, management or other activities of the Company or to furnish to the Company or any Member any such confidential information, and (ii) that any claims against, actions, rights to sue, other remedies or other recourse to or against the Sponsor, any Sponsor Covered Person or any of their respective Affiliates (including any Manager who is an Affiliate of the Sponsor) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.
8.7    Amendment, Modification or Repeal. Any amendment, modification or repeal of Section 8.6 or any provision thereof shall be prospective only and shall not in any way affect the limitations on the liability of the Sponsor or any of its Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
ARTICLE 9
DUTIES; LIMITATION OF LIABILITY AND INDEMNIFICATION
9.1    Duties of Members; Limitation of Member Liability; Sponsor Indemnification.
(o)    No Member shall have any fiduciary or other duty to the Company, any other Member, any Manager or any other Person that is a party to or is otherwise bound by this Agreement other than the implied contractual covenant of good faith and fair dealing.
(p)    To the maximum extent permitted by applicable Law, whenever a Member (including the Sponsor) is permitted or required to make a decision or take an action or omit to take an action (including wherever in this Agreement that any Member (including the Sponsor) is permitted or required to make, grant or take a determination, a decision, consent, vote judgment or action at its “discretion,” “sole discretion” or under a grant of similar authority or latitude), such Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to give any consideration to any other interest or factors whatsoever. To the maximum extent permitted by applicable Law, no Member (including the Sponsor) shall be liable to the Company or to any other Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties) taken or omitted by such Member, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Member engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing.
(q)    Each Sponsor Covered Person shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member) reasonably incurred or suffered by any such Sponsor Covered Person in connection with the activities of the Company, provided, that any such Sponsor Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Sponsor Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such Sponsor Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. A Sponsor Covered Person shall not be denied indemnification in whole or in part under this Section 9.1(c) because such Sponsor Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(r)    Each Sponsor Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Sponsor Covered Person acted in bad faith.
(s)    The Company and each of the Members hereby acknowledges that certain of the Sponsor Covered Persons (“Sponsor Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by the Sponsor or certain of its Affiliates (collectively, the “Sponsor Indemnitors”). The Company hereby agrees, and the Members hereby acknowledge, that: (i) to the extent legally permitted and as required by the terms of this Agreement and the Certificate (or by the terms of any other agreement between the Company and a Sponsor Indemnitee), (A) the Company is the indemnitor of first resort (i.e., its obligations to each Sponsor Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Sponsor Indemnitee are secondary) and (B) the Company shall be required to advance the full amount of expenses incurred by a Sponsor Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights that a Sponsor Indemnitee may have against the Sponsor Indemnitors and (ii) the Company irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (i) of this sentence for which any Sponsor Indemitee has received indemnification or advancement from the Company. The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of any Sponsor Indemnitee with respect to any claim for which a Sponsor Indemnitee has sought indemnification from the Company shall affect the foregoing and that the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Indemnitee against the Company. The Company and each Member agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 9.1(e).
9.2    Fiduciary Duties; Limitation of Liability; Indemnification.
(m)    Subject to Section 9.2(b), the Managers shall be under a fiduciary duty and obligation to conduct the affairs of the Company in the best interests of the Company, subject to and as limited by all of the terms and provisions of this Agreement.
(n)    The Members and the Company acknowledge and agree that the Sponsor Managers serve to represent the interests of the Sponsor and will not owe any fiduciary or other duties to any other Member and are entitled to make decisions and take action solely on the basis of the interests of the Sponsor.
(o)    Each Officer (in such Person’s capacity as an Officer) shall have the same fiduciary duties that an officer, as the case may be, of the Company would have if the Company were a corporation organized under the Laws of the State of Delaware, and the Company and its Members shall have the same rights and remedies in respect of such duties as if the Company were a corporation organized under the Laws of the State of Delaware and the Members were its stockholders.
(p)    To the maximum extent permitted by applicable Law, no Manager or (in such Person’s capacity as a Manager) shall be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties) taken or omitted by such current or former Manager, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such current or former Manager engaged in (i) a breach of the Manager’s duty of loyalty to the Company or to any Member; (ii) an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law; (iii) a distribution made in violation of this Agreement or (iv) other than transactions approved by the Board in accordance with Section 8.5(a), a transaction from which the Manager derived an improper personal benefit.
(q)    Each D&O Covered Person shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), as if the Company were a corporation organized under the Laws of the State of Delaware and to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as in effect on the date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement), from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such D&O Covered Person; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member) incurred or suffered by any such D&O Covered Person in connection with the activities of the Company. A D&O Covered Person shall not be denied indemnification in whole or in part under this Section 9.2 because such D&O Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(r)    Each D&O Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such D&O Covered Person acted in bad faith, engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such D&O Covered Person’s conduct was unlawful.
9.3    Advance of Expenses. Reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person of its good faith belief that it is entitled to indemnification hereunder and its agreement to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.
9.4    Procedure for Indemnification. Any indemnification or advance of expenses under this Article 9 shall be made only against a written request therefor submitted by or on behalf of the Person seeking indemnification or advance. All expenses (including reasonable attorneys’ fees) incurred by such Person in connection with successfully establishing such Person’s right to indemnification or advance of expenses under this Article 9, in whole or in part, shall also be indemnified by the Company.
9.5    Multiple Rights to Indemnification. If any Person is both a Sponsor Covered Person and a D&O Covered Person with respect to any loss, liability or expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such Person; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member), such Person shall be entitled to be indemnified for such loss, liability or expense to the fullest extent that either a Sponsor Covered Person or a D&O Covered Person is entitled to indemnification for such matters under this Agreement.
9.6    Company Obligations; Indemnification Rights.
(a)    The obligations of the Company to the Covered Persons provided in this Agreement or arising under Law are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Covered Person or any Member for such obligations, to the fullest extent permitted by Law. Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Company of the obligations provided in such agreements.
(b)    The rights to indemnification and advancement of expenses provided by this Article 9 shall be deemed to be separate contract rights between the Company and each Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.
(c)    The rights to indemnification and advancement of expenses provided by this Article 9 shall not be deemed exclusive of any other indemnification or advancement of expenses to which a Covered Person seeking indemnification or advancement of expenses may be entitled.
(d)    The rights to indemnification and advancement of expenses provided by this Article 9 to any Covered Person shall inure to the benefit of the heirs, executors and administrators of such Covered Person.
(e)    Notwithstanding anything in this Agreement to the contrary, nothing in this Article 9 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse the Company, any Member (including the Sponsor) or any other Person may have against any Member, Manager or Officer for a breach of contract claim relating to any binding agreement.
ARTICLE 10
ACCOUNTS; BOOKS AND RECORDS
10.1    Accounts. All funds of the Company shall be deposited in its name in such bank and investment account or accounts as shall be designated by the Board. The Company may not commingle the Company’s funds with the funds of any Member.
10.2    Fiscal Year. The fiscal year of the Company shall be determined from time to time by the Board and in the absence of such determination shall be the year ended December 31.
10.3    Financial and Tax Reporting. The Company shall prepare its financial statements in accordance with generally accepted accounting principles as from time to time in effect and shall prepare its income tax information returns using such method of accounting and tax year as the Board deem necessary or appropriate under the Code and the Regulations thereunder.
10.4    Maintenance of Books. The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and the Members. The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known addresses of all Members; and the Company’s federal, state and local tax returns for the Company’s six most recent tax years.
10.5    Reliance on Records and Books of Account. Any Member (including the Sponsor) or Manager shall be fully protected in relying in good faith upon the records and books of account of the Company and upon such information, opinions, reports or statements presented to the Company by its Managers, any of its Members, officers, employees or committees, or by any other Person, as to matters the Managers or Members reasonably believe are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.
10.6    Tax Returns. The Company shall prepare and timely file all U.S. federal, state, local and foreign tax returns required to be filed by the Company. Unless otherwise agreed by the Board, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized national standing selected by the Board. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall furnish each Member with such items as may be required under and in accordance with applicable tax Law.
10.7    Tax Partnership. It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes. Unless otherwise approved (i) by the Sponsor and (ii) in accordance with Section 8.5(b)(xiii), neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.
10.8    Tax Elections. Subject to Section 8.5(b), all tax elections available to the Company under the Code shall be within the sole discretion of the Sponsor, including any election under Code §§ 754, 743 and 734.
10.9    Tax Matters Member.
(a)    The tax matters partner of the Company pursuant to Code Section 6231(a)(7) shall be the Sponsor (referred to in this Section 10.9 as the “Tax Matters Member”). The Tax Matters Member shall represent the Company, at the Company’s expense, in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings.
(b)    The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8). The Tax Matters Member shall inform each other Member of all significant matters relating to any audits or claims that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the thirtieth day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications relating to any audits or claims it may receive in that capacity.
(c)    The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 90 calendar days from the date of the settlement.
(d)    No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Company. If such consent is not obtained within 30 calendar days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.
(e)    Any Member intending to file a petition under Code Sections 6226 or 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.
(f)    If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.
ARTICLE 11
DISSOLUTION, WINDING-UP AND TERMINATION
11.1    Dissolution.
(g)    Subject to Section 11.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Company’s dissolution:
(i)    the consent of the Board and the Sponsor in accordance with Article 8;
(ii)    at any time when there are no Members; and
(iii)    entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.
(h)    If the Liquidation Event described in Section 11.1(a)(ii) shall occur, the Company shall not be dissolved, and the business of the Company shall be continued, if the requirements of Section 18-801 of the Act for the avoidance of dissolution are satisfied (a “Continuation Election”).
(i)    Except as otherwise provided in this Section 11.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.
11.2    Winding-Up and Termination. On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Board may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:
(c)    as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;
(d)    the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
(e)    all remaining assets of the Company shall be distributed to the Members as follows:
(i)    the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;
(ii)    with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and
(iii)    Subject to Section 6.1(d), Company property shall be distributed among the Members in accordance with Section 6.1(c), and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation); provided, however, that none of such Company property shall be distributed pursuant to Section 6.1(b).
All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 11.2. The distribution of cash or property to the Members in accordance with the provisions of this Section 11.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
11.3    Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.
11.4    Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.
ARTICLE 12
GENERAL PROVISIONS
12.1    Offset. Whenever the Company is to pay or distribute any amount to any Member, any amounts that such Member, in its capacity as a Member, owes the Company, whether pursuant to this Agreement or any other Transaction Document or otherwise, may be deducted from the amount to be paid or distributed to each Member before payment or distribution, and any amount so offset shall be deemed to have been paid or distributed for purposes of this Agreement, including Section 6.1.
12.2    Notices.
(e)    Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):
(iv)    if to the Company, at the address of its principal executive offices;
(v)    if to a Member, to the address given for such Member on Schedule I or Schedule II hereto; and
(vi)    if to an Additional Member, Substitute Member or a holder of Membership Interests or Units that has not been admitted as a Member, to the address given for such Member or holder in an Addendum Agreement.
Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first Business Day following confirmation; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the second Business Day after the date of deposit with the delivery service.
(f)    Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
12.3    Entire Agreement; Supersedure. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Members relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to the Company, whether oral or written, including that certain Limited Liability Company Agreement dated February 21, 2012 executed by U.S. Well Services, Inc.
12.4    Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.
12.5    Amendment or Restatement; Power of Attorney.
(a)    Notwithstanding anything to the contrary in this Agreement, this Agreement (including any Exhibit or Schedule hereto) and the Certificate may only be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate may only be waived upon approval of the Board and the Sponsor (without the consent of any other Persons): provided, however, that: any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of one or more Members in their capacities as a holder of a specific series (or group of series) of Units in a disproportionate and adverse manner, other than in a de minimus, non-economic respect, compared to the rights, obligations, powers and preferences specific to other Members in their capacities as the holders of either the same series of Units or to any other series of Units shall also require the prior written consent of Members holding at least 50% of the Units so disproportionately and adversely affected; and provided, however that (i) Section 5.4 shall not be amended without the consent of (1) two-thirds of the holders of the Warrants outstanding and (2) holders of two-thirds of the Series B Units not held by the Sponsor and its Affiliates, that were issued pursuant to the exercise of any Warrants, and (ii) the right to receive Series B Units under Section 5.4 shall not be waived without the consent of (1) two-thirds of the holders of the Warrants outstanding and (2) holders of two-thirds of the Series B Units not held by the Sponsor and its Affiliates, that were issued pursuant to the exercise of any Warrants. The Company and each Member agree that the holders of Warrants are express third party beneficiaries of the terms of this Section 12.5(a).
(b)    Each Member other than the Sponsor irrevocably makes, constitutes and appoints the Sponsor as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (i) any amendment, modification, supplement, restatement or waiver of any provision of this Agreement that has been approved in accordance with this Agreement; (ii) all agreements, instruments, certificates, filings or papers required or necessary to effect an IPO Exchange or as are otherwise required or necessary to facilitate a Qualified IPO in accordance with this Agreement, including any instruments related to any subscription by the Members in any IPO Issuer or as are otherwise identified in Section 7.5; (iii) all agreements, instruments, certificates, filings or papers required or necessary to facilitate Drag-Along Transaction in accordance with this Agreement; (iv) all conveyances and other instruments or papers required or necessary, to effect the dissolution and termination of the Company pursuant to the provisions of this Agreement; and (v) all other agreements, instruments, certificates, filings or papers not inconsistent with the terms of this Agreement required to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, this Agreement or to effect or carry out another provision of this Agreement or which may be required by Law to be filed on behalf of the Company. With respect to each Member, the foregoing power of attorney (x) is coupled with an interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of such Member and (y) shall survive the Disposition by such Member of all or any portion of the Units held by such Member.
12.6    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained. The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Units transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.
12.7    Expenses. The Company agrees to pay the reasonable attorney’s fees and costs of one (1) counsel for the Sponsor and reasonable expenses incurred by the Sponsor and in connection with the negotiation of the Transaction Documents and other matters related to the formation of the Company.
12.8    Governing Law; Severability; Limitation of Liability.
(a)    THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
(b)    The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Court located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States of America or other Delaware state court located in Wilmington, Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except as otherwise expressly provided in any employment, non-competition, confidentiality, severance or other agreement), and each party hereby irrevocably agrees that all claims in respect of such dispute may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, proceeding or counterclaim of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 12.2. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
(c)    In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.
(d)    If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
12.9    Confidential Information.
(a)    Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that any of such Confidential Information may be disclosed (i) to such Member’s Affiliates, to Persons who are (or who are prospective) beneficial owners of equity interests in such Member or its Affiliates and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 12.9, “Representatives”), each of which Representatives shall be bound by the provisions of this Section 12.9 or substantially similar terms, and that such Member shall be responsible for a breach of this Section 12.9 by any of its Representatives as if such Representative were a party hereto; (ii) to the extent to which the Company consents in writing; (iii) by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; (iv) by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so, provided that, prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; or (v) in connection with a prospective Disposition permitted under the terms hereof (or in connection with the investigation or consideration of any such prospective Disposition), provided that each Person receiving such Confidential Information shall be bound by the provisions of this Section 12.9 or substantially similar terms.
(b)    The obligations of a Member pursuant to this Section 12.9 will continue following the time such Person ceases to be a Member, but thereafter such Person will not have the right to enforce the provisions of this Agreement. Each Member acknowledges that disclosure of Confidential Information in violation of this Section 12.9 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, in order to compel specific performance of all of the terms of this Section 12.9.
12.10    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.
12.11    Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.
12.12    Ratification of Initial Member/Manager Action. Notwithstanding any provision of this Agreement to the contrary, each Member hereby ratifies and approves all actions by U.S. Well Services, Inc., as the initial and sole member of the Company, Daniel T. Layton, as the initial manager of the Company and Donald Stevenson, Leonard E. Travis, Edward E. Self III, Daniel T. Layton and Jeffrey McPherson, as initial officers of the Company taken in connection with (a) the adoption of this Agreement, (b) the issuance of the Units set forth on Schedules I-IV, and (c) the transactions contemplated by the Indenture, including the issuance of the Units (as defined in the Indenture).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of the date first set forth above.

U.S. WELL SERVICES, LLC

By:     /s/ Daniel T. Layton
Name:    Daniel T. Layton
Title:    Chief Operating Officer

ORB INVESTMENTS, L.L.C.

By:     /s/ Joel N. Broussard
Name:    Joel N. Broussard
Title:    President

U.S. WELL SERVICES, INC.

By:     /s/ Daniel T. Layton
Name:    Daniel T. Layton
Title:    Chief Operating Officer

GLOBAL HUNTER SECURITIES, LLC

By: /s/ Gary Merringer
Name: Gary Merringer
Title: General Counsel and Chief Operating Officer

By:        /s/ Leonard E. Travis
Name:    Leonard E. Travis

By:        /s/ Edward S. Self III
Name:    Edward S. Self III

By:        /s/ Jeffrey McPherson
Name:    Jeffrey McPherson

By:        /s/ Donald Stevenson
Name:    Donald Stevenson

EXHIBIT A
DEFINED TERMS
“Accredited Investor” has the meaning ascribed to such term Rule 501(a) of the Securities Act.
“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.
“Addendum Agreement” is defined in Section 3.6(b).
“Additional Interests” means additional classes or series of Units (or securities convertible into or exercisable or exchangeable for Units).
“Additional Member” means any Person that is not already a Member who acquires (a) a portion (but not all) of the Membership Interests held by a Member from such Member or (b) newly issued Membership Interests from the Company and, in each case, is admitted to the Company as a Member pursuant to the provisions of Section 3.6.
“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by any amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member. The Adjusted Capital Accounts shall be maintained in a manner that facilitates the determination of that portion of each Adjusted Capital Account attributable to each series of Units.
“Affiliate” including the correlative term “Affiliated,” means, when used with respect to a specified Person, any Person which (a) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person, (b) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (a) of this definition, or (c) is a Relative of such specified Person or of an individual described in clauses (a) or (b) of this definition.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as it may be amended or restated from time to time.
“Anti-Dilution Event” has the meaning set forth in Section 5.4.
“Anti-Dilution Number” means, with respect to an Anti-Dilution Event, the quotient obtained by dividing (a) total number of Series B Units outstanding plus the total number of Series B Units issuable upon the proper exercise of the Warrants by (b) the total number of Series C Units and Series D Units outstanding.
“Assumed Tax Liability” is defined in Section 6.1(b).
“Award Agreement” means any grant agreement (including the Series D Unit Agreement) that the Company or any of its Subsidiaries enters into with respect to the issuance of Series D Units or any other class of Units, in such form as is approved by the Board.
“Bankruptcy” or “Bankrupt” means (a) with respect to any Person, that such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.
“Blocker Corporation” is defined in Section 7.4(b).
“Board” is defined in Section 8.1.
“Book Value” means, with respect to any property of the Company or its Subsidiaries, such property’s adjusted basis for federal income tax purposes, except as follows:
(a)    The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as determined by the Board as of the date of such contribution;
(b)    The Book Values of all properties shall be adjusted to equal their respective fair market values as determined by the Board in connection with (i) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution or in exchange for the performance of more than a de minimus amount of services to or for the benefit of the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option or warrant in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations or (v) any other event to the extent determined by the Board to be necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided that, adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Board determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options or warrants are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Book Values of its properties in accordance with Proposed Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2), as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations; and
(c)    The Book Value of property distributed to a Member shall be the fair market value of such property as determined by the Board as of the date of such distribution;
(d)    The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704 1(b)(2)(iv)(m) and clause (g) of the definition of Profits and Losses or Section 6.2(b)(ix); provided, however, that Book Value shall not be adjusted pursuant to this clause (d) to the extent the Board determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).
If the Book Value of property has been determined or adjusted pursuant to clause (a), (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property in lieu of applicable federal income tax depreciation or amortization.
“Business Day” means, with respect to the recipient of any notice, any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by Law to close.
“Business Opportunity” is defined in Section 8.6(b).
“Capital Account” means the account to be maintained by the Company for each Member pursuant to Section 5.3.
“Capital Contribution” means the capital contributions of the Members made in accordance with this Agreement. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest.
“Certificate” means the Certificate of Formation of the Company, as amended from time to time.
“Chief Executive Officer” means the chief executive officer of the Company.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.
“Committee” is defined in Section 8.2(c).
“Company” is defined in the preamble.
“Compensatory Interests” means Membership Interests or options to purchase Membership Interests or other securities pursuant to employee or consultant incentive equity plans or agreements approved by the Board.
“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the Company, its Subsidiaries or any of their respective representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (b) was or becomes available to such Member on a non-confidential basis prior to disclosure to the Member by the Company, its Subsidiaries or any of their respective representatives, (c) was or becomes lawfully available to the Member on a non-confidential basis from sources other than the Company its Subsidiaries or any of their respective representatives, provided that, such Member does not know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information, or (d) is independently developed by such Member without the use of any such information received under this Agreement.
“Continuation Election” is defined in Section 11.1(b).
“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Controlled Affiliate” means, when used with respect to a specified Person or Persons, any Person which directly or indirectly is Controlled by such specified Person or Persons.
“Covered Person” means any D&O Covered Person or Sponsor Covered Person.
“Creditors’ Rights” means applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and to legal principles of general applicability governing the availability of equitable remedies.
“D&O Covered Person” means (a) each current and former Manager (solely in such Person’s capacity as a Manager); (b) each current and former Officer (solely in such Person’s capacity as an Officer) and (c) each Person not identified in clause (a) or (b) of this definition who is or was a manager, officer or employee of any Subsidiary of the Company and who the Board expressly designates as a D&O Covered Person in a written resolution.
“Defaulting Member” means any Member in material breach of any of the terms and conditions of this Agreement or any other agreement between the Company of any of its Subsidiaries and such Member.
“Depreciation” means, for each taxable year (or other period), an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such taxable period, except that (a) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such taxable period shall be the amount of book basis recovered for such taxable period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided that, if the adjusted tax basis of any property at the beginning of such taxable period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.
“Disposition,” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law) of Membership Interests (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Membership Interests is transferred or shifted to another Person.
“Drag-Along Transaction” means any of the following: (a) any consolidation, amalgamation, conversion, merger or other business combination involving the Company in which 80% or more of the Sponsor’s Series B Units held as of the date of this Agreement are exchanged for or converted into cash, securities of a corporation or other business organization or other property, other than an IPO Exchange; (b) a sale or transfer of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such Disposition after payment or other satisfaction of liabilities and other obligations of the Company; or (c) the Disposition of 80% or more of the Sponsor’s Series B Units held as of the date of this Agreement, excluding any Dispositions made pursuant to Section 7.4.
“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).
“Effective Date” is defined in the preamble.
“Election Period” is defined in Section 7.5(b).
“Eligible Purchaser” means any holder of Series B Units that (a) is not a Defaulting Member and (b) certifies to the Company’s reasonable satisfaction that such holder is an Accredited Investor.
“Employment Agreements” means each of the Employment Agreement, dated as of the date hereof, by and between Donald Stevenson and the Company, Leonard E. Travis and the Company, Edward S. Self III and the Company and Jeffrey McPherson and the Company, each as amended from time to time.
“Equity Interests” means (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Excluded Issuance” is defined in Section 7.5(a).
“Exit Event” means (a) the transfer (in one or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to a Person or a group of Persons acting in concert (other than to a Subsidiary or Subsidiaries of the Company), (b) the transfer (in one or a series of related transactions) of the then-outstanding Units to one Person or a group of Persons acting in concert resulting in a Person or group of Persons acting in concert, (c) an amalgamation, merger, conversion or consolidation of the Company with or into another Person, or (d) a Qualified IPO which provides the Company with net proceeds in excess of $80,000,000, and in the case of clauses (b) and (c) of the preceding sentence, under circumstances in which immediately following such transaction, a Person or group of Persons acting in concert, other than the Members (as of the Effective Date), collectively own a majority in voting power of the then outstanding voting power or equity securities of the surviving or resulting Person or acquirer, as the case may be. In addition, a sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of amalgamation, merger, consolidation, reorganization or sale of all or substantially all assets or Equity Interests of such Subsidiary or Subsidiaries), which constitutes all or substantially all of the consolidated assets of the Company shall be deemed to be an Exit Event.
“Expenses” mean all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a dispute or proceeding, including the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of an Indemnified Person in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts paid in settlement by an Indemnified Person or the amounts of judgments or fines against an Indemnified Person.
“Financing Event” means (a) excluding an Exit Event, the issuance (including in any public offering), redemption, purchase or other acquisition, retirement, cancellation, repayment, modification or amendment of the terms of any Equity Interests or derivative securities of the Company, other than (i) as required by the terms of such securities or pursuant to agreements in effect on the issuance thereof and (ii) pursuant to this Agreement or the Certificate or pursuant to any approved management or employee compensation agreement, arrangement or plan; (b) the issuance, incurrence, cancellation, repayment or modification or amendment of the terms of any indebtedness, other than (i) to the extent consistent with the terms of any indebtedness in existence as of the Effective Date, (ii) the incurrence of indebtedness resulting from trade payables or obligations pursuant to real property leases in each in case incurred in the ordinary course of business or (iii) as specified in any annual business plan and budget or capital budget approved in accordance with this Agreement; (c) excluding an Exit Event and other than as specified in any business plan or operating capital budget approved in accordance with this Agreement, the transfer, sale or other disposition of any of the Company’s assets, Subsidiaries or property which, at the time of such transfer, sale or disposition, has a fair market value in excess of $1,000,000; (e) the entry into or formation of any partnership or joint venture other than in the ordinary course of business; and (f) the approval of any hedging arrangements or policies.
“First Notice” is defined in Section 7.5(b).
“Indenture” means the indenture by and among the Company, USW Financing Corp., a Delaware corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and as collateral agent, relating to the $85,000,000 initial aggregate principal amount of 14.50% Senior Secured Notes due 2017.
“IPO Exchange” is defined in Section 7.4(a).
“IPO Issuer” means (i) the Company or (ii) an Affiliate of the Company or a Subsidiary of the Company that will be a successor to the Company and the issuer in a Qualified IPO.
“IPO Securities” is defined in Section 7.4(a).
“Law” means any applicable law, regulation, rule, ordinance, statute, act (including the Act), code (including the Code), constitutional provision, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign, tribal or international governmental authority or any political subdivision thereof.
“Liquidation Event” is defined in Section 11.1(a).
“Manager” is defined in Section 8.1.
“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.
“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).
“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).
“Members’ Schedules” is defined in Section 3.5.
“Membership Interest” means the interest of a Member in the Company, which shall be evidenced by Units, including rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.
“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).
“New Securities” is defined in Section 7.5(a).
“Newco” is defined in Section 7.4(e).
“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).
“Officer” is defined in Section 8.4.
“Organizational Documents” means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of organization and the operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (f) any side letters, contracts or other agreements relating to the ownership, economic rights, governance, voting or control of such entity, (g) any employment, benefit plan, award or grant agreement or any other agreement relating to any equity interest in such entity or the right to convert, purchase, sell or forfeit any such interest and (h) any amendment to any of the foregoing.
“Over-Allotment Amount” is defined in Section 7.5(b).
“Percentage Interest” means, with respect to each Member, as of the time of determination, the quotient (expressed as a percentage) obtained by dividing (a) the number of Series B Units, Series C Units and Series D Units held by such Member by (b) the total number of Series B Units, Series C Units and Series D Units outstanding.
“Permitted Transferee” means:
(a)    with respect to any holder of Equity Interests in the Company who is a natural person, (i) the spouse of such holder or (ii) any trust, family partnership or family limited liability company, the sole beneficiaries of which are such holder or Relatives of such holder; and
(b)    with respect to any holder of Equity Interests in the Company that is an entity, any trust, family partnership or family limited liability company, the sole beneficiaries of which are the holders of Equity Interests in such holder who are natural persons or Relatives of such natural persons or other Members.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.
“Pre-IPO Value” means the product of (a) the quotient obtained by dividing (i) the net proceeds to the IPO Issuer from a Qualified IPO (less the reasonably estimated expenses of such Qualified IPO to the IPO Issuer) by (ii) a fraction (expressed as a percentage), the numerator of which is the number of Publicly Offered Securities to be sold to the public in the Qualified IPO and the denominator of which is the total number of securities of the same class or series as the Publicly Offered Securities (including the Publicly Offered Securities) that will be outstanding immediately after the Qualified IPO and (b) the difference between 100% and the percentage described in clause (a)(ii) of this definition.
“Pro Rata Share” means, with respect to any Eligible Purchaser, a percentage of the New Securities proposed to be issued by the Company equal to (a) the total number of Series B Units held by such Eligible Purchaser divided by (b) the total number of Series B Units held by all Eligible Purchasers.
“Profits” or “Losses” means, for each taxable year (or other period) an amount equal to the Company’s taxable income or loss for such taxable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):
(a)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;
(b)    Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;
(c)    In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;
(d)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
(e)    To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(f)    Any items that are allocated pursuant to Section 6.2(b) and (c) shall be determined by applying rules analogous to those set forth in clauses (a) through (f) hereof but shall not be taken into account in computing Profits and Losses.
“Proposed Purchaser” is defined in Section 7.5(a).
“Publicly Offered Securities” is defined in Section 7.4(a).
“Purchased Percentage” is defined in Section 7.4(e)(ii).
“Qualified IPO” means any underwritten initial public offering by the IPO Issuer of equity securities pursuant to an effective registration statement under the Securities Act or the consummation of a similar initial public offering by the IPO Issuer pursuant to a comparable process under applicable foreign securities laws which results in equity securities of the IPO Issuer being listed on a national securities exchange in the U.S. or another country.
“Regulatory Allocations” is defined in Section 6.2(c).
“Relative” means, with respect to any individual, (a) such individual’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of an individual described in clause (b) of this definition.
“Renounced Business Opportunity” is defined in Section 8.6(b).
“Representatives” is defined in Section 12.9.
“Resign” or “Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.
“Requesting Purchaser” is defined in Section 7.5(b).
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Series A Unit Redemption Amount” means, with respect to each Series A Unit, the amount distributable with respect to such Unit to provide the holder thereof with a return of the Capital Contributions with respect to such Unit plus 13.00% per Unit compounded semi-annually on the Capital Contribution with respect to such Unit.
“Series A Units” is defined in Section 3.2(a).
“Series B Units” is defined in Section 3.2(a).
“Series C Units” is defined in Section 3.2(a).
“Series D Units” is defined in Section 3.2(a).
“Series D-1 Units” is defined in Section 3.2(h).
“Sponsor” means ORB Investments, L.L.C., a Louisiana limited liability company, and its transferees, successors and assignees of Membership Interests (including subsequent transferees, successors and assignees), in each case only if such Person is a Member.
“Sponsor Approval” means the prior written approval of the Sponsor, which may be given or withheld in the Sponsor’s sole discretion.
“Sponsor Covered Person” means (a) the Sponsor (including in its capacity as Tax Matters Member, if applicable) and (b) each of the Sponsor’s officers, directors, liquidators, partners, equityholders, managers and members, (c) each of the Sponsor’s Affiliates (other than the Company and its Subsidiaries) and each of their respective officers, directors, liquidators, partners, equityholders, managers and members and (d) any representatives, agents or employees of any Person identified in clauses (a)-(c) of this definition who the Board expressly designates as a Sponsor Covered Person in a written resolution.
“Sponsor Indemnitees” is defined in Section 9.1(e).
“Sponsor Indemnitors” is defined in Section 9.1(e).
“Sponsor Manager” is defined in Section 8.1.
“Subsequently Issued Series” is defined in Section 6.1(c).
“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the Equity Interests of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any direct or indirect Subsidiary is a managing member or manager.
“Substituted Member” means any Person who acquires all of the Membership Interests held by a Member from that Member and is admitted to the Company as a Member pursuant to the provisions of Section 3.6.
“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including but not limited to, any net income, gross income, profits, gross receipts, profits, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.
“Tax Distribution Date” is defined in Section 6.1(b).
“Tax Matters Member” is defined in Section 10.9.
“Third Party” means with respect to any Member, any other Person (whether or not another Member) that is not Affiliated with such Member.
“Threshold Value” is defined in Section 3.2(h).
“Transaction Documents” means this Agreement, the Employment Agreements, the Award Agreements, and any other documents executed and delivered by any of the parties in connection with the transactions contemplated hereby.
“Transferor” is defined in Section 7.4(a).
“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.
“Unit” means a fractional part of the Membership Interests of all of the Members designated as a “unit,” and includes all types, classes and series of Units (including the Series A Units, Series B Units, Series C Units and the Series D Units).
“Unvested Units” is defined in Section 3.2(f).
“Vested Units” is defined in Section 3.2(f).
“Warrant(s)” has the meaning set forth in the Indenture, and includes the warrants to purchase Class B Units issued to Global Hunter Securities on February 21, 2012.
“Withheld Amounts” is defined in Section 6.1(c).

EXHIBIT B
ADDENDUM AGREEMENT
This Addendum Agreement is made this ___ day of ______________, 201__, by and between ______________________ (the “Recipient”) and U.S. Well Services, LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Amended and Restated LIMITED LIABILITY COMPANY Agreement of the Company executed and agreed to as of February 17, 2012 (as amended, supplemented, restated or modified from time to time, the “LLC Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.
WITNESSETH:
WHEREAS, the Company and the Members entered into the LLC Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Units; and
WHEREAS, the Company and the Members have required in the LLC Agreement that all Persons to whom [Series A Units] [Series B Units] [Series C Units] [Series D Units] of the Company are transferred and all other Persons acquiring Units (each such person, a “New Member”) must enter into an Addendum Agreement binding the New Member to the LLC Agreement to the same extent as if the New Member were an original party thereto and imposing the same restrictions and obligations on the New Member and the Units to be acquired by the New Member as are imposed upon the Members under the LLC Agreement;
NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Recipient of the Units, the Recipient acknowledges and agrees as follows:
1.    The Recipient has received and read the LLC Agreement and acknowledges that the Recipient is acquiring Units subject to the terms and conditions of the LLC Agreement.
2.    The Recipient agrees that the Units acquired or to be acquired by the Recipient are bound by and subject to all of the terms and conditions of the LLC Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the LLC Agreement to the same extent as if the Recipient were an original party to the LLC Agreement; provided, however, that the Recipient’s joinder in the LLC Agreement shall not constitute admission of the Recipient as a Member unless and until the Recipient is duly admitted in accordance with the terms of the LLC Agreement. This Addendum Agreement shall be attached to and become a part of the LLC Agreement.
3.    The Recipient hereby represents and warrants, with respect to the Recipient, as of the date hereof to the Company the matters set forth in Section 4.1 of the LLC Agreement.
4.    Any notice required as permitted by the LLC Agreement shall be given to the Recipient at the address listed beneath the Recipient’s signature below.
5.    The Recipient irrevocably makes, constitutes and appoints each Manager of the Company, acting individually or collectively, as the Recipient’s true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) any amendment, modification, supplement, restatement or waiver of any provision of the LLC Agreement that has been approved in accordance with the LLC Agreement and (ii) all other instruments, certificates, filings or papers not inconsistent with the terms of the LLC Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, the LLC Agreement or to effect or carry out another provision of the LLC Agreement or which may be required by Law to be filed on behalf of the Company. With respect to the Recipient, the foregoing power of attorney (x) is coupled with an interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of the Recipient and (y) shall survive the Disposition by the Recipient of all or any portion of the Units held by the Recipient.
6.    THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
[Signature Page Follows]

Recipient

Address:

AGREED TO on behalf of the Members of the Company pursuant to Section 3.6 of the LLC Agreement.
U.S. WELL SERVICES, LLC

    By:
Name:
Title:
EXHIBIT C
U.S. WELL SERVICES, LLC
SPOUSAL AGREEMENT
The spouse of the Member executing the foregoing Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) (or the counterpart signature page above) is aware of, understands and consents to the provisions of the foregoing LLC Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Member for any reason shall not have the effect of removing any Units subject to the foregoing LLC Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.

Name of Spouse: _______________________

EXHIBIT D
REGISTRATION RIGHTS

At or prior to the consummation of any Qualified IPO the Company and the holders of IPO Securities shall enter into a registration rights agreement which shall include, among other terms, provisions incorporating the following agreements:

•
At any time after the Qualified IPO, (a) if the Sponsor owns any IPO Securities, the Sponsor shall be entitled to three demand registration rights and (b) if any Person and such Person’s Affiliates other than the Sponsor holds a majority of the IPO Securities, such Person shall be entitled to three demand registration rights.

•	Except as described in the immediately preceding bullet, no holder of IPO Securities shall be entitled to any demand registration rights.

•
Following a Qualified IPO, the Company shall file a “shelf” registration statement pursuant to Rule 415 under the Securities Act and shall offer to include in such registration all IPO Securities held by holders of IPO Securities who are not entitled to transfer such IPO Securities pursuant to Rule 144 under the Securities Act without volume limitations.

•
All holders of IPO Securities shall be entitled to “piggyback” registration rights in respect of any IPO Securities received by such parties (with customary exceptions for registration statements filed in respect of IPO Securities issued in connection with acquisitions, employee benefit plans and the like).

•	Customary provisions in respect of priority in demand and “piggyback” registrations, which priority shall be in the following order:

1.
with respect to demand registrations: (a) first, IPO Securities for the account of the holder exercising its demand rights, (b) second, IPO Securities for the account of holders (other than the holder exercising its demand rights) of IPO Securities, pro rata based on their ownership of IPO Securities and (c) third, IPO Securities for the account of the IPO Issuer; and

2.	with respect to “piggyback” registrations:

(a)
relating to registrations for the account of the IPO Issuer, (i) first, IPO Securities for the account of the IPO Issuer and (ii) second, IPO Securities for the account of holders of IPO Securities, pro rata based on their ownership of IPO Securities; and

(b)
relating to registrations in connection with a registration for the account of a holder exercising its demand rights, (i) first, IPO Securities for the account of the holder exercising its demand rights, (ii) second, IPO Securities for the account of holders (other than the holder exercising its demand rights) of IPO Securities, pro rata based on their ownership of IPO Securities and (iii) third, IPO Securities for the account of the IPO Issuer

•	Customary provisions in respect of certain underwritten secondary offerings by holders of IPO Securities.

•	Customary provisions in respect of lock-up periods in connection with the Qualified IPO and any subsequent public offering.

•
The IPO Issuer shall bear all reasonable fees and expenses relating to registration of IPO Securities, other than (a) any fees or expenses of any counsel retained by a holder of IPO Securities and (b) any underwriter’s fees (including discounts and commissions) related to the distribution of IPO Securities not sold by the IPO Issuer.

•	Customary blackout periods for demand registration rights and shelf registration rights intended to prevent interference with material transactions of the IPO Issuer.

•
Customary indemnification of each holder of IPO Securities and its Affiliates and the officers, directors, partners, members, directors, stockholders, accountants, attorneys, agents and employees of each of them by the IPO Issuer for losses incurred, arising out of or based upon (a) any untrue statement contained in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities, (b) any omission to state a material fact required to be stated in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities or necessary to make the statements therein not misleading, or (c) any violation of the IPO Issuer of the Securities Act or other applicable securities laws.

•
Customary indemnification of the IPO Issuer, its Affiliates and the officers, directors, partners, members, directors, stockholders, accountants, attorneys, agents and employees of each of them by each holder of IPO Securities participating in a registration for losses incurred, arising out of or based upon (a) any untrue statement contained in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities or (b) any omission to state a material fact required to be stated in a registration statement, prospectus or other document prepared in connection with the registration of IPO Securities or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or material omission is made in such registration statement or other document in reliance upon written information furnished to the IPO Issuer by such holder specifically for use in connection with the preparation of such registration statement, prospectus or other document.

SCHEDULE I
MEMBERS’ SCHEDULE FOR SERIES A UNITHOLDERS

Name / Address	(1) Initial Capital Contribution	(2) Series A Units

Members:

ORB Investments, LLC 120 White Rose Drive, Raceland, Louisiana, 70394 Attn: Joel N. Broussard	$29,994,000	600,000

TOTAL:	$29,994,000	600,000

SCHEDULE II

MEMBERS’ SCHEDULE FOR SERIES B UNITHOLDERS

Name / Address	(1) Initial Capital Contribution	(2) Series B Units

Members:

ORB Investments, LLC 120 White Rose Drive, Raceland, Louisiana, 70394 Attn: Joel N. Broussard	$6,000	600,000
Donald Stevenson [_______________] [_______________]	$300	30,000

TOTAL:	$6,300	630,000

U.S. WELL SERVICES, LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
SCHEDULE III

SCHEDULE III

MEMBERS’ SCHEDULE FOR SERIES C UNITHOLDERS

Name / Address	(1) Initial Capital Contribution	(2) Series C Units

Members:

U.S. Well Services, Inc. 2100 West Loop South, Suite 1602, Houston, Texas 77027 Attn: Daniel T. Layton	$167.5	167,500
Global Hunter Securities, LLC 400 Poydras St. Suite 3100 New Orleans, LA 70130 Att: Richard A. Goldenberg	$25	25,000

TOTAL:	$192.5	192,500

U.S. WELL SERVICES, LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
SCHEDULE III

SCHEDULE IV
MEMBERS’ SCHEDULE FOR SERIES D UNITHOLDERS

Name / Address	Vested Units	Unvested Units	Total Series D Units
Leonard E. Travis 3388 Sage Rd. Unit 2301 West Houston, TX 77056	7,500	30,052	37,552
Edward S. Self III 5428 Forest Edge Drive, McDonald, PA 15057	10,000	74,493	84,493
Jeffrey McPherson 204 Wildwood Dr. Horner, WV 26372	10,000	74,493	84,493
TOTAL:	27,500	179,038	206,538

U.S. WELL SERVICES, LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
SCHEDULE III